Exhibit 10.37

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of the 30 day of September, 2010 by and between DUKE SECURED FINANCING 2006, LLC, a Delaware limited liability company (“Landlord”), and CIRRONET INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Duke Realty Limited Partnership (“DRLP”) and Tenant heretofore entered into that certain Lease dated May 31, 2005 (the “Original Lease”); and

WHEREAS, DRLP heretofore assigned all of its interest under the Original Lease to Landlord; and

WHEREAS, Landlord and Tenant heretofore entered into that certain First Amendment to Lease dated January 18, 2007 (the “First Amendment”; the Original Lease and the First Amendment being referred to hereinafter, collectively, as the “Lease”) pursuant to which Tenant leases approximately 19,175 square feet of space, located at 3079 Premiere Parkway, Suite 140, Duluth, Georgia 30097, within The Business park at Sugarloaf, said space being more particularly described therein (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the Lease Term, which is scheduled to expire by the terms of the Lease on February 28, 2011.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2. Term. The Lease Term is hereby extended through and including February 28, 2015.

3. Minimum Annual Rent. Section 1.01(d) of the Lease is hereby modified to reflect that commencing as of January 1, 2011 (the “Effective Date”), Minimum Annual Rent shall be as follows:

January 1, 2011 – December 31, 2011	$121,761.24
January 1, 2012 – December 31, 2012	$134,225.04
January 1, 2013 – December 31, 2013	$153,399.96
January 1, 2014 – December 31, 2014	$172,575.00
January 1, 2015 – February 28, 2015	$28,762.50

4. Monthly Rental Installments. Section 1.01(e) of the Lease is hereby modified to reflect that commencing as of the Effective Date, Monthly Rental Installments shall be as follows:

January 1, 2011 – December 31, 2011	$10,146.77
January 1, 2012 – December 31, 2012	$11,185.42
January 1, 2013 – December 31, 2013	$12,783.33
January 1, 2014 – February 28, 2015	$14,381.25

5. Subordination. Landlord and Tenant hereby acknowledge that the Building is currently encumbered by a mortgage. Simultaneously with its execution of this Amendment, Tenant shall execute a subordination, non-disturbance and attornment agreement (the “SNDA”) in substantially the form attached hereto as Exhibit A. Thereafter, Landlord shall use commercially reasonable efforts to obtain the mortgagee’s signature on the SNDA.

6. Option to Extend.

(a) Previous Option. Tenant’s option to extend the Lease as set forth in Section 1 of Exhibit E to the Lease is hereby deleted in its entirety and shall be of no further force or effect.

(b) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of three (3) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than one hundred fifty (150) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within thirty (30) days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(c) Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the greater of (i) one hundred two percent (102%) of the Minimum Annual Rent per square foot for the period immediately preceding the applicable Extension Term for the first twelve (12) months of the applicable Extension Term, with an increase of two percent (2%) for each successive twelve (12) month period of the Extension Term, or (ii) Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

7. Condition of Leased Premises. Tenant acknowledges and agrees that Tenant is accepting possession of the Leased Premises for the extension term in “AS-IS” condition and except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other financial concessions contained in the Lease shall apply to the Lease Term, as extended hereby.

8. Brokers. Except for Davidson Webster Associates, LLC representing Tenant, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.

9. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

10. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:
DUKE SECURED FINANCING 2006, LLC, a
Delaware limited liability company

	BY:	Duke Realty Limited Partnership, an Indiana
Unofficial Witness		limited partnership, its manager

		By:	Duke Realty Corporation, an Indiana corporation, sole general partner
Notary Public
			By:	/s/ J. Christopher Brown
			Name:	J. Christopher Brown
			Title:	Senior VP Georgia Operations

	Date:	Sept. 30, 2010

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:
CIRRONET INC., a Georgia corporation

		By:	/s/ David M. Kirk
Unofficial Witness		Name:	David M. Kirk
		Title:	President

Notary Public		Attest:	/s/ Harley E Barnes III
		Name:	Harley E Barnes III
		Title:	Vice President

	Date:	Sept. 28, 2010

EXHIBIT A

FORM OF SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the      day of             , 2010, between Wachovia Bank, National Association, a national banking association (“Lender”), and Cirronet Inc., a Georgia corporation (“Tenant”).

RECITALS

A. Tenant is the tenant under a certain lease (the “Lease”) dated May 31, 2005, as amended, with Duke Secured Financing 2006, LLC, a Delaware limited liability company (“Landlord”) or its predecessor in interest, of premises described in the Lease (the “Premises”) located in a certain office building/warehouse known as 3079 Premiere Parkway, Suite 140, Duluth, Georgia 30097, located in The Business Park at Sugarloaf and more particularly described in Exhibit A attached hereto and made a part hereof (such office building/ warehouse, including the Premises, is hereinafter referred to as the “Property”).

B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C. Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2. Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

5. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

7. Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

8. The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance.

9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:	Cirronet Inc.
3079 Premiere Parkway, Suite 140
Duluth, Georgia 30097

with a copy to:	RF Monolithics, Inc.
Attn.: Buddy Barnes
4441 Sigma Road
Dallas, Texas 75244

If to Lender:	Wachovia Bank, National Association
Commercial Real Estate Services
8739 Research Drive URP - 4, NC 1075
Charlotte, North Carolina 28262
Attention: Portfolio Management

with a copy to:	Kilpatrick Stockton LLP
Hearst Tower, Suite 2500
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: John Nicholas Suhr, Jr., Esq.

10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Witness the execution hereof [under seal] as of the date first above written.

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TENANT:

CIRRONET INC., a Georgia corporation

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

DUKE SECURED FINANCING 2006, LLC, a Delaware limited liability company

By:	Duke Realty Limited Partnership, an Indiana
limited partnership, its sole member

	By:	Duke Realty Corporation, its sole
general partner

By:
Name:
Title:

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I certify that the following person(s) personally appeared before me this day, and (I have personal knowledge of the identity of the principal(s)) (I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a                                         ) (a credible witness has sworn to the identity of the principal(s)); each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                                                  .

Date: , 2010
Notary Public
Print Name:

My Commission Expires:

[OFFICIAL SEAL]

STATE OF	)
	)	SS.
COUNTY OF	)

On                                         , 2010 personally appeared the above-named                                         , the                                         , of Cirronet Inc. and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

STATE OF GEORGIA	)
	)	SS.
COUNTY OF GWINNETT	)

On                                         , personally appeared the above-named                                         , the                                         , of Duke Realty Corporation, sole general partner of Duke Realty Limited Partnership, sole member of Duke Secured Financing 2006, LLC, and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

GUARANTOR CONSENT

The capitalized terms of this Guarantor Consent shall have the meaning as defined in the Second Amendment to Lease (the “Second Amendment”) to which this Guarantor Consent is attached, unless otherwise defined. The undersigned, being the Guarantor of the Lease under that certain Unconditional Guaranty of Lease from Guarantor dated January 18, 2007, hereby consents to the Second Amendment, and acknowledges and reaffirms that the Guaranty is in full force and effect as it relates to the Lease, as amended by the Second Amendment.

GUARANTOR:

RF MONOLITHICS, INC., a Delaware corporation

Date: Sept. 28, 2010	By:	/s/ David M. Kirk
	Name:	David M. Kirk
	Title:	President and CEO

	Attest:	/s/ Harley E Barnes III
	Name:	Harley E Barnes III
	Title:	CFO